NEWS RELEASE for October 29, 2009 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS
FOR THIRD QUARTER 2009

        BURLINGTON, MA (October 29, 2009)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced financial results for the third quarter ended September 30, 2009. Revenues for the quarter ended September 30, 2009 were $14.5 million, of which $11.2 million were product revenues, $1.3 million were royalty revenues, $0.8 million were funded development revenues, and $1.25 million were other revenues. Third quarter gross margin from product revenues was 58 percent. The Company had positive cash flow from operations of $3.6 million and the balance sheet continues to be strong with $109 million in cash and cash equivalents. Loss before taxes for the third quarter ended September 30, 2009 was $0.2 million, which included approximately $0.1 million in litigation expenses and a $1.0 million non-cash FAS 123R stock-based compensation expense. The Company reported net loss of $0.3 million, or $0.02 per share for the third quarter of 2009.

        Chief Executive Officer Joseph P. Caruso commented, “We continue to meet the financial and operational goals we set for ourselves this year. During the quarter, we again generated positive cash flow from operations. Although it remains difficult for many of our customers to secure financing for capital equipment purchases, our revenue levels have stayed relatively consistent throughout 2009 while maintaining average selling price stability.”

        Mr. Caruso continued, “We will continue to invest in new products and technology as we prepare for economic recovery. Palomar is very well-positioned for long-term growth of the light-based aesthetic market. We have core proprietary technology and sufficient financial resources in place to execute our business plans in both the professional and consumer markets.”

        Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 783-2138 or listen to the webcast in the Investor Relations section of the Company’s website at www.palomarmedical.com. The telephone replay will be available one hour after the call at (888) 286-8010 passcode 45891871 and will be available for seven days. A webcast replay will also be available.

        About Palomar Medical Technologies Inc: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home-use, light-based hair removal device. In June 2009, Palomar became the first company to receive a 510(k) OTC clearance from the FDA for a new, patented, home-use, laser device for the treatment of periorbital wrinkles. OTC clearance allows the product to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light-based technology for introduction to the mass markets.

        For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

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Palomar — Page 2

        With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company’s future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2008 and the Company’s quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar — Page 3

Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$11,229,156	$19,223,597	$34,823,566	$56,118,901
Royalty revenues	1,264,022	2,777,627	4,032,039	8,294,211
Funded product development revenues	806,482	954,907	1,636,082	1,949,944
Other revenues	1,250,000	1,250,000	3,750,000	3,997,625

Total revenues	14,549,660	24,206,131	44,241,687	70,360,681

Costs and expenses:
Cost of product revenues	4,775,259	6,764,284	15,266,663	19,689,284
Cost of royalty revenues	505,609	1,111,051	1,612,816	3,317,685
Research and development	3,305,311	4,219,677	10,125,279	14,153,284
Selling and marketing	4,062,930	5,946,025	13,464,732	18,371,742
General and administrative	2,451,496	5,952,934	7,566,053	17,284,595

Total costs and expenses	15,100,605	23,993,971	48,035,543	72,816,590

(Loss) income from operations	(550,945)	212,160	(3,793,856)	(2,455,909)

Interest income	218,169	798,522	551,817	3,058,056
Other income	156,941	(68,908)	506,761	(61,164)

(Loss) income before income taxes	(175,835)	941,774	(2,735,278)	540,983

Provision for (benefit from) income taxes	120,752	345,300	(780,319)	189,032

Net (loss) income	$(296,587)	$596,474	$(1,954,959)	$351,951

Net (loss) income per share:

Basic	$(0.02)	$0.03	$(0.11)	$0.02

Diluted	$(0.02)	$0.03	$(0.11)	$0.02

Weighted average number of shares outstanding:
Basic	18,065,655	18,091,419	18,058,246	18,175,772

Diluted	18,065,655	18,289,995	18,058,246	18,450,464

Palomar — Page 4 Consolidated Balance Sheets (Unaudited)
	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$109,359,977	$122,601,139
Accounts receivable, net	5,499,647	6,395,364
Inventories	12,454,618	16,045,725
Deferred tax assets	4,365,479	4,149,583
Other current assets	1,721,407	2,613,003

Total current assets	133,401,128	151,804,814

Marketable securities, at fair value	4,124,313	4,486,834

Property and equipment, net	29,531,908	14,225,397

Deferred tax assets	1,356,021	1,197,876

Other assets	6,111	7,515

Total assets	$168,419,481	$171,722,436

Liabilities and Stockholders' Equity
Liabilities:
Note payable	$--	$6,000,000
Accounts payable	6,674,096	3,247,051
Accrued liabilities	8,013,887	6,688,137
Deferred revenue	4,115,936	6,166,246

Total current liabilities	18,803,919	22,101,434

Deferred taxes	2,830,699	2,815,577

Total liabilities	$21,634,618	$24,917,011

Stockholders' equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	--	--
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued - 18,479,345 shares	184,794	184,794
Additional paid-in capital	206,759,047	205,306,957
Accumulated other comprehensive loss	(283,628)	(542,443)
Accumulated deficit	(54,502,132)	(52,547,173)
Treasury stock, at cost - 411,356 and 413,255 shares, respectively	(5,373,218)	(5,596,710)

Total stockholders' equity	$146,784,863	$146,805,425

Total liabilities and stockholders' equity	$168,419,481	$171,722,436

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